                                    RELEASE

     THIS RELEASE ("Release") is being executed and delivered as of August 6, 1998 BY TECH SQUARED, INC., a Minnesota Corporation and MACUSA, INC., a Minnesota Corporation, each a "Releasor" in favor of, and for the benefit of, JOEL A. RONNING, DIGITAL RIVER, INC., a Minnesota corporation and DIGITAL RIVER, INC., a Delaware corporation (each a "Releasee" and collectively referred to herein as "Releasees").

                                    RECITALS

     WHEREAS, Joel A. Ronning developed certain technology related to encryption/decryption technology and electronic software distribution technology (the "Technology") while employed at MacUSA, Inc. and Tech Squared, Inc.;

     WHEREAS, Mr. Ronning utilized the Technology in a new business endeavor;
and

     WHEREAS, the Board of Directors of Tech Squared, Inc. and MacUSA, Inc. believed that the business opportunity created as a result of development of such Technology was inconsistent with the companies' core business focus.

     NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Releasors, Releasors hereby covenant and agree as follows:

     1.   RELEASE.

     Each Releasor, for themselves and for each of their associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Released Claims (as defined in Section 2).

     2.   DEFINITIONS.

          (a) The term "Associated Parties," when used herein with respect to any Releasor shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that any Releasor has the power to bind (by Releasor's acts or signature) or over which any Releasor directly or indirectly exercises control; and (iv) each entity of which any Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b)  The term "Releasees" shall mean and include:  (i) Joel Ronning;
(ii) Digital River, Inc., a Minnesota corporation; (iii) Digital River, Inc., a Delaware corporation; (iv) each of the direct and indirect subsidiaries of Digital River, Inc., a Minnesota corporation and Digital River, Inc., a Delaware corporation; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than any Releasor.

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          (c)  The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature related to or in connection with the Technology, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by any Releasor; (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim, for any Claim existing or arising at any time on or prior to the date of this Release.

          (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of Releasors may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release.

     3. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

          (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against the Releasee, or any direct or indirect interest in any such Claim, in whole or in part;

          (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c) such Releasor is not aware of any claim or potential claim by any person or entity against Releasor;

          (d) to the best of such Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;

          (e) to the best of such Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

          (f) this Release has been duly and validly executed and delivered by Releasors;

          (g) this Release is a valid and binding obligation of Releasor and Releasor's Associated Parties, and is enforceable against Releasor and its Associated Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

          (h) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or

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Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release; and

          (i) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor's Associated Parties are a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties are subject.

     4. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties; or (c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

     5. NOTICES. Any notice or other communication required or permitted to be delivered to each Releasor under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

           IF TO TECH SQUARED, INC.:     Tech Squared, Inc.
                                         Attention:
                                         Facsimile:

           IF TO MACUSA, INC.:           MacUSA, Inc.
                                         Attention:
                                         Facsimile:

     6. SEVERABILITY. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or

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enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

     7. GOVERNING LAW. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Minnesota (without giving effect to principles of conflicts of laws).

     8. WAIVER. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9. FURTHER ASSURANCES. Releasors shall execute and/or cause to be delivered to the Releasee such instruments and other documents and shall take such other actions as Releasee may reasonably request to effectuate the intent and purposes of this Release.

     10. ENTIRE AGREEMENT. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

     11. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought against Releasors, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          Releasor has executed this Release as of the date first above written.





                                        /s/  Richard J. Apple, CEO
                                        --------------------------
                                        MACUSA, INC.



                                        /s/ Richard J. Apple, CEO
                                        --------------------------
                                        TECH SQUARED, INC.